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                                                                    EXHIBIT 23.5


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


    We hereby consent to (i) the inclusion of our opinion letter, dated September 7, 1999, to the Board of Directors of Hilton Hotels Corporation (the "Company") as Appendix C to the Joint Proxy Statement/Prospectus relating to the Company's acquisition of Promus Hotel Corporation, and (ii) all references to DLJ in the sections captioned "SUMMARY--Reasons of the Acquisition--Opinion of Financial Advisors," "THE ACQUISITION--Background of the Acquisition," "THE ACQUISITION--Reasons for the Acquisition," "THE ACQUISITION--Hilton's Reasons for the Acquisition," "THE ACQUISITION--Opinion of Hilton Financial Advisors--Opinion of Donaldson, Lufkin & Jenrette Securities Corporation" and "Appendix C" of the Joint Proxy Statement/Prospectus of Hilton Hotels Corporation and Promus Hotel Corporation which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


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
                                                             DONALDSON, LUFKIN & JENRETTE
                                                             SECURITIES CORPORATION

                                                             By:  /s/ KEN MOELIS
                                                                  ------------------------------------
                                                                  Ken Moelis
                                                                  MANAGING DIRECTOR
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Los Angeles, California
October 20, 1999